Exhibit 5.1

April 28, 2020

Q BioMed Inc. c/o Ortoli Rosenstadt LLP 366 Madison Avenue New York, NY 10017

Ladies and Gentlemen:

We have acted as counsel for Q BioMed Inc. (the “Company”) in connection with the preparation of the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission on April 27, 2020, concerning the registration of 5,000,000 shares of the Company’s common stock (the “Common Stock”) by a stockholder of the Company (the “Selling Stockholder”).

We have examined (i) the Articles of Incorporation, as amended, (ii) Certificate of Designations, Powers, Preferences and Other Rights of Preferred Stock And Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock, (iii) Certificate of Designations, Powers, Preferences and Other Rights of Preferred Stock And Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock, (iv) the Bylaws of the Company and (v) the record of the Company’s corporate proceedings concerning the registration described above.  In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary to express the opinion set forth in this letter.  In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents.  In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that:

(i)	up to 1,836,286 shares of Common Stock underlying the Series A Convertible Preferred Stock held by the Selling Stockholder as set out in the Registration Statement, when issued in accordance with the terms of Certificate of Designations, Powers, Preferences and Other Rights of Preferred Stock And Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock, the Company’s constituent documents and the Company’s Articles of Incorporation, as amended, and when sold and delivered in the manner and for the consideration stated in the Registration Statement and the preliminary prospectus contained therein, will be, validly issued, fully paid and nonassessable; and

(ii)	up to 3,163,714 shares of Common Stock underlying the Series A Convertible Preferred Stock held by the Selling Stockholder as set out in the Registration Statement, when issued in accordance with the terms of Certificate of Designations, Powers, Preferences and Other Rights of Preferred Stock And Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock, the Company’s constituent documents and the Company’s Articles of Incorporation, as amended, and when sold and delivered in the manner and for the consideration stated in the Registration Statement and the preliminary prospectus contained therein, will be, validly issued, fully paid and nonassessable.

We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is given as of the date hereof, and we assume no responsibility for updating this opinion to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.

This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

Very truly yours,

/s/ ORTOLI ROSENSTADT LLP